UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2014
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COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A is being furnished to include the Exhibit 99.2 which was inadvertently omitted from the Form 8-K dated August 8, 2014 furnished to the Securities and Exchange Commission on August 8, 2014.

Item 7.01.	Regulation FD Disclosure.
On August 8, 2014, Covanta Holding Corporation (the "Company") filed its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2014 and posted revised presentation materials to update materials furnished with its press release dated July 22, 2014.  The Company made adjustments in the second quarter to the purchase accounting in connection with partnership entities that were owned by ARC Holdings at the time of its acquisition by the Company in 2005, which impacted income tax expense, net income, earnings per share, goodwill and deferred tax liabilities in the quarter.  The Company revised its calculation of these impacts in its Form 10-Q and revised presentation materials furnished hereto as compared to those reflected in the press release dated July 22, 2014.  These differences included a reduction in earnings per share of $0.02.
A copy of these revised materials is furnished as Exhibit 99.2 to this Form 8-K. This information includes certain non-GAAP financial information as identified in Exhibit 99.2.
The information in this Form 8-K, and Exhibit 99.2 is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit

99.2	Earnings Materials, dated August 8, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2014

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.2	Earnings Materials, dated August 8, 2014.